Exhibit 99.1

Ocean Power Technologies Opens Houston Office to Support Energy Sector Business Development

Strategically Situated in the Hub of Global Oil and Gas Operations and Energy Innovation

MONROE TOWNSHIP, N.J., August 18, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the establishment of its Houston, Texas office in support of Gulf of Mexico and broader U.S. and South American opportunities.

Strategically located in the CityCentre development adjacent to Houston’s Energy Corridor near the intersection of I-10 and the Sam Houston Tollway, the new OPT office will serve as the base for the Company’s regional sales and business development activities, headed by OPT’s VP Global Business Development Philipp Stratmann and Senior Director of Sales, David Marchetti. In addition, the new Houston office also enables OPT program managers, engineers, and field operations personnel to collaborate with customer project teams.

“Houston is the home of many global oil and gas operations and related offshore industries, and is a hub of energy innovation, human capital, and investment,” said George H. Kirby, President and Chief Executive Officer of OPT. “As we expand our products and solutions, it’s essential that our business development team is based close to this important core customer segment, and our project execution team is able to work closely with customers.”

OPT recently announced the launch of two new products – the hybrid PowerBuoy® and Subsea Battery. Together with the ocean proven PB3 PowerBuoy® autonomous wave energy converter, this suite of power and communications products is the basis of OPT solutions for a variety of offshore challenges in the Gulf of Mexico and beyond. Applications include subsea equipment power and remote control, environmental monitoring, enabling underwater vehicle residency for inspection, maintenance, and repair activity, and security with the recently unveiled OPT Surface Surveillance Solution.

The new OPT office address is 12848 Queensbury Lane, Suite 208, Office 119, Houston, Texas 77024.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com